EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Virtus Opportunities Trust
File Number: 811-7455
Registrant CIK Number: 0001005020
Annual 09/30/09

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series 3 - Class A  $1,659, Class B $149, Class C $179,
 Class I $5,993
Series 6 - Class A $2,172, Class B $0,  Class C $103,
 Class I $8
Series 7 - Class A, Class B and Class C are zero
Series 8 - Class A  $13,091, Class B $348, Class C $720,
 Class I $3,219
Series 14 - Class A  $1,836, Class B $30, Class C $53
Series 16 - Class A  $7,268, Class B $81, Class C $102
Series 18 - Class A  $6,623, Class B $854, Class C $1,656
Series 19 - Class A  $73,817, Class B $754, Class C $9,218,
 Class I $55, Class T $7,849
Series 20 - Class A  $5,015, Class C $0, Class I $4,811
Series 22 - Class A  $729, Class B $16, Class C $9
Series 23 - Class A  $1,995, Class C $15, Class I $3
Series 24 - Class A  $1,919, Class C $51, Class I $18
Series 25 - Class A, Class C and Class I are zero
Series 26 - Class A, Class C and Class I are zero
Series 27 - Class A, Class C and Class I are zero

73A1/73A2-
Series 3 - Class A  $0.4230, Class B $0.3490,
 Class C $0.3490, Class I $0.4550
Series 6 - Class A  $0.3030,  Class C $0.2340,  Class I $0.3260
Series 7 - Class A, Class B and Class C are zero
Series 8 - Class A  $0.4600, Class B $0.3410,
Class C $0.3370, Class I $0.5010
Series 14 - Class A  $0.2650, Class B $0.2260, Class C $0.2270
Series 16 - Class A  $0.3160, Class B $0.2920, Class C $0.2920
Series 18 - Class A  $0.7060, Class B $0.6410, Class C $0.6402
Series 19 - Class A  $0.2558, Class B $0.2357, Class C $0.2455,
Class I $0.2660, Class T $0.2250
Series 20 - Class A  $0.1780, Class C $0.0000, Class I $0.2410
Series 22 - Class A  $0.0810, Class B $0.0570, Class C $0.0570
Series 23 - Class A  $0.2710, Class C $0.2210, Class I $0.2870
Series 24 - Class A  $0.5510, Class C $0.4880, Class I $0.5750
Series 25 - Class A, Class C and Class I are zero
Series 26 - Class A, Class C and Class I are zero
Series 27 - Class A, Class C and Class I are zero




74U1/74U2-
Series 3 - Class A 6,268, Class B 407, Class C 776,
 Class I 13,565
Series 6 - Class A 7,729, Class C 622, Class I 35
Series 7 - Class A 7,117, Class B 143, Class C 443
Series 8 - Class A 27,343, Class B 884, Class C 2,071,
 Class I 10,227
Series 14 - Class A 6,908, Class B 127, Class C 262
Series 16 - Class A 23,261, Class B 267, Class C 412
Series 18 - Class A 12,246, Class B 1,335, Class C 4,130
Series 19 - Class A 316,147, Class B 2,824, Class C 52,733,
 Class I 4,524 Class T 48,045
Series 20 - Class A 26,025, Class C 3,654, Class I 28,541
Series 22 - Class A 8,042, Class B 228, Class C 130
Series 23 - Class A 5,364, Class C 69, Class I 12
Series 24 - Class A 5,371, Class C 278, Class I 40
Series 25 - Class A 87, Class C 11, Class I 10
Series 26 - Class A 494, Class C 10, Class I 10
Series 27 - Class A 481, Class C 15, Class I 10

74V1/74V2-
Series 3 - Class A $10.57, Class B $10.34, Class C $10.37,
 Class I $10.68
Series 6 - Class A $9.97, Class C $9.95, Class I $9.96
Series 7 - Class A $10.50, Class B $10.06, Class C $10.02
Series 8 - Class A $20.21, Class B $19.95, Class C $20.19,
 Class I $20.19
Series 14 - Class A $7.44, Class B $7.37, Class C $7.41
Series 16 - Class A $3.89, Class B $3.82, Class C $3.85
Series 18 - Class A $9.96, Class B $9.95, Class C $10.02
Series 19 - Class A $4.54, Class B $4.52, Class C $4.58,
 Class I $4.54, Class T 4.57
Series 20 - Class A $19.40, Class C $19.21, Class I $19.45
Series 22 - Class A $6.67, Class B $6.00, Class C $5.97
Series 23 - Class A $6.00, Class C $6.00, Class I $5.99
Series 24 - Class A $9.87, Class C $9.87, Class I $9.86
Series 25 - Class A $18.33, Class C $18.25, Class I $18.36
Series 26 - Class A $13.01, Class C $12.96, Class I $13.02
Series 27 - Class A $12.97, Class C $12.93, Class I $12.98